Exhibit 99.1

Renesas and Intersil Announce Final Regulatory Approval for

Renesas’ Acquisition of Intersil

Acquisition Expected to Close on February 24, 2017 PST

TOKYO, Japan, February 22, 2017 JST | MILPITAS, Calif., February 21, 2017 PST– Renesas Electronics Corporation (“Renesas”, TSE: 6723), a premier supplier of advanced semiconductor solutions, and Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced that they received notification by the Committee on Foreign Investment in the United States on February 21, 2017 PST; February 22, 2017 JST that the investigation of the merger transaction under which Renesas will acquire Intersil is complete and that there are no unresolved national security concerns with respect to the transaction.

All necessary regulatory approvals for the acquisition have now been received and the merger is expected to close on February 24, 2017 PST, subject to customary closing deliveries. Intersil stockholders have previously voted to adopt the merger agreement and approve the transaction at a special meeting of stockholders held on December 8, 2016.

About Renesas Electronics Corporation

Renesas Electronics Corporation (TSE: 6723) delivers trusted embedded design innovation with complete semiconductor solutions that enable billions of connected, intelligent devices to enhance the way people work and live—securely and safely. The number one global supplier of microcontrollers, and a leader in Analog & Power and SoC products, Renesas provides the expertise, quality, and comprehensive solutions for a broad range of Automotive, Industrial, Home Electronics (HE), Office Automation (OA) and Information Communication Technology (ICT) applications to help shape a limitless future. Learn more at renesas.com.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company’s products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this document constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of our senior management about future events with respect to our business and our industry in general. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to many risks, uncertainties, and assumptions that are difficult to predict. Therefore, there are or will be important factors that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We believe that the factors that may affect our business, future operating results, and financial condition include, but are not limited to, the following: uncertainties as to the timing of the consummation of the merger transaction and the ability of each party to consummate the merger transaction; risks that the merger transaction disrupts our current plans and operations, including our ability to retain and hire key personnel; competitive responses to the merger transaction; unexpected costs, charges, or expenses resulting from the merger transaction; the outcome of any legal proceedings that could be instituted against us or our directors related to the merger transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger transaction; any legislative, regulatory and economic developments; any faltering or uncertainty in global economic conditions; the highly cyclical nature of the semiconductor industry; intense competition in the semiconductor industry; unsuccessful product development or failure to obtain market acceptance of our products; downturns in the end markets we serve; failure to make or deliver products in a timely manner; unavailability of raw materials, services, supplies, or manufacturing capacity; delays in production or in implementing new production techniques, product defects, or unreliability of products; and adverse results in litigation matters. These risks, as well as other risks associated with the merger, are more fully discussed in the Annual Report on Form 10-K filed with the SEC on February 17, 2017 and the other documents that we have filed or may file from time-to-time with the SEC. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

(Remarks) Intersil and the Intersil logo are trademarks or registered trademarks of Intersil Corporation. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

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Media Contacts

Renesas Electronics Corporation

Kyoko Okamoto

+81 3-6773-3001

pr@renesas.com

Intersil Corporation

Shannon Pleasant

+1 512-382-8444

spleasant@intersil.com

Investor Contacts

Renesas Electronics Corporation

Makie Uehara

+81 3-6773-3002

ir@renesas.com

Intersil Corporation

Shannon Pleasant

+1 512-382-8444

spleasant@intersil.com

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